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                                September 2, 1997



Hawker Pacific Aerospace
11240 Sherman Way
Sun Valley, California 91352
Attention:  Mr. David Lokken

     Re:  Mergers and Acquisitions Agreement

Gentlemen:

     You have agreed (this "Agreement") that Unique Investment Corp., a California corporation ("Unique"), may act as a finder or consultant for you in various transactions in which Hawker Pacific Aerospace (the "Company") may be involved, such as mergers, acquisitions, joint ventures or other corporate
combinations.   In this regard, you hereby retain Unique to render assistance in connection with the Company's acquisition from British Airways plc ("British Airways") of its landing gear repair and overhaul operations (the "British Airways Acquisition"), including, without limitation, the following:
(i) structuring of the BA Acquisition; (ii) negotiation of the agreement pursuant to which such acquisition will occur; (iii) assistance in negotiating financing arrangements for such acquisition; (iv) assistance in commencing operations in the United Kingdom; and (v) any such other assistance in connection with the British Airways Acquisition as you may require.

     In consideration for Unique's services in connection with the British Airways Acquisition, you agree to pay Unique a fee of $300,000 immediately upon the closing thereof. In addition, you shall reimburse Unique for all reasonable and necessary expenses incurred in the course of carrying out its duties under this Agreement, including, without limitation, all authorized travel expenses. Any such reimbursement shall be made within 30 days following submission to the Company of an invoice or other reasonable documentation of such expenses so incurred, PROVIDED HOWEVER, that all such expenses not previously paid shall be paid in full upon the closing of the British Airways Acquisition.

     This Agreement shall be effective on the date hereof and shall expire upon the closing of the British Airways Acquisition.

     This Agreement has been executed and delivered in the State of California and shall be governed by the laws of such state, without giving effect to the conflicts of laws rules thereunder. YOU HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN ORANGE COUNTY OF THE STATE OF CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND AGREE THAT SERVICE ON

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Mr. David Lokken
Hawker Pacific Aerospace
September 2, 1997


YOU IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY CERTIFIED MAIL TO THE ADDRESS STATED ABOVE.

     This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute but one and the same instrument.

     Please sign this letter at the place indicated below, whereupon it will constitute our mutually binding agreement with respect to the matters contained herein.

                              Very truly yours,

                              UNIQUE INVESTMENT CORP.


                              By: /s/ SCOTT HARTMAN
                                  -----------------
                                  Scott Hartman
                                  Chief Operating Officer


Accepted to and agreed as
of the date first above written:


HAWKER PACIFIC AEROSPACE


By: /s/ DAVID LOKKEN
    ----------------
    David Lokken
    Chief Executive Officer